Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of Refac Optical Group filed on December 21, 2006, of our report dated October 13, 2006 (except Note 21, as to which the date is November 30, 2006) with respect to the consolidated financial statements of Refac Optical Group included in the Form 8-K filed with the Securities and Exchange Commission on December 20, 2006.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 21, 2006